Exhibit 99


FORM 4 JOINT FILER INFORMATION


Name:				Terek Diasti
				Adam Diasti
				Tim Diasti

Address:			2502 North Rocky Point Drive
				Suite 1000
				Tampa, FL  33607

Designated Filer:		Diasti Family Limited Partnership

Issuer and
Ticker Symbol:		Coast Dental Services, Inc. ("CDEN")

Date of Event
Requiring Statement:	September 12, 2003




Signature	/s/ Timothy G. Merrick
		Attorney-in-fact